Exhibit 21 Subsidiaries of the Registrant
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Company                                     State of Incorporation
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ImageMax of New York, Inc.                  New York
ImageMax of Virginia, Inc.                  Virginia
ImageMax of Nebraska, Inc.                  Pennsylvania
ImageMax of South Carolina, Inc.            Pennsylvania
ImageMax of Oregon, Inc.                    Pennsylvania
ImageMax of Arizona, Inc.                   Pennsylvania
ImageMax of California, Inc.                Pennsylvania
ImageMax of Ohio, Inc.                      Ohio
Ammcorp Acquisition Corp.                   Pennsylvania
ImageMax of Indiana, Corp.                  Indiana
ImageMax of Delaware, Inc.                  Delaware